Exhibit 99.1

Stratos International Shareholders Approve Two of Three Remaining Proposals; Stratos Adjourns Meeting to Continue
Voting on Remaining Proposal

CHICAGO, March 22 /PRNewswire-FirstCall/ — Stratos International, Inc. (Nasdaq: STLW), a leading provider of optoelectronic, fiber optic, and radio frequency (RF) and microwave subsystems and components, announced the results of its reconvened annual meeting of stockholders held on March 22nd. At the meeting, stockholders overwhelmingly approved an amendment to the Restated Certificate of Incorporation to permit stockholders to take action by written consent and permit stockholders to call a special meeting of stockholders. However, Stratos adjourned the vote on the remaining proposal because it has failed to obtain the necessary vote of 80% of outstanding shares.

The vote on the remaining proposal was adjourned until 10:00am on April 5th at Stratos’ Corporate office. During the adjournment, Stratos will continue to solicit affirmative votes on the remaining proposal from the non- voting stockholders. The proposal will reduce the percentage of stockholders required to amend the Company’s charter and bylaws from 80% to a simple majority.

Stockholders may continue to vote with respect to proposal 5 until such time as the polls are closed at the reconvened meeting by completing any one of the following methods:

     (1) Completing, signing, dating and mailing the registrant’s proxy card.
     (2) Voting via telephone or the Internet.
     (3) Attending and voting at the reconvened meeting in person.

These methods are further described in the registrant’s definitive proxy statement filed by the registrant with the Securities and Exchange Commission (“SEC”) and mailed to stockholders in connection with the annual meeting. It is not necessary for stockholders who have already voted by proxy to take any further action if they do not wish to change their votes. The registrant urges investors to read the definitive proxy statement because it contains important information. Investors will be able to obtain the proxy statement free of charge at the SEC’s website, http://www.sec.gov. In addition, documents filed with the SEC by the registrant will be available free of charge from Stratos Investor Relations, 7444 W. Wilson Avenue, Chicago, Illinois 60706-4549.

ABOUT STRATOS INTERNATIONAL

Stratos International, Inc. is a leading designer, developer and manufacturer of active and passive optical, optoelectronic, RF and Microwave components, subsystems and interconnect products used in telecom, enterprise, military and video markets.

Stratos has a rich history of optical and mechanical packaging expertise and has been a pioneer in developing several optical devices using innovative form factors for telecom, datacom and harsh environment applications. This expertise, coupled with several strategic acquisitions, has allowed the Company to amass a broad range of products and build a strong IP portfolio of more than 100 patents. The Company is a market leader in several niches including specialty optical products such as RJ and low rider transceivers, Media Interface Adapters, flex circuits, as well as high performance RF and microwave coax and triax interconnect products. The Company currently serves more than 400 active customers in telecom, military and video markets.

This press release contains predictions and other forward-looking statements. All forward-looking statements in this press release are based on information available to the Company as of the date hereof, and we assume no obligation to update any such forward-looking statements. Forward-looking statements are subject to risks and uncertainties and actual results may differ materially from any future performance suggested. These factors include rapid technological change in the optical communications industry; fluctuations in operating results; the Company’s dependence on a few large customers; and competition. Other risk factors that may affect the Company’s performance are listed in the Company’s annual report on Form 10-K and other reports filed from time to time with the Securities and Exchange Commission.

For additional information, contact Jim Tournier, Director of Finance & Investor Relations at (708) 457-2645, or email at jtournier@stratoslightwave.com. Website: http://www.stratoslightwave.com.